Exhibit 99.4

Parkland Corporation

Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

Parkland Corporation

Consolidated Balance Sheets

(Unaudited)

($ millions)	Note	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents		439	385
Accounts receivable		1,507	1,510
Inventories		1,442	1,511
Income taxes receivable		46	69
Risk management and other financial assets	7	15	68
Prepaid expenses and other		132	93
Assets classified as held for sale	4	115	842

		3,696	4,478
Non-current assets
Property, plant and equipment		5,399	5,032
Intangible assets		1,093	1,152
Goodwill		2,442	2,426
Investments in associates and joint ventures		341	344
Other long-term assets	5	396	333
Deferred tax assets		250	279

		13,617	14,044

Liabilities
Current liabilities
Accounts payable and accrued liabilities		2,477	2,613
Dividends declared and payable		63	61
Income taxes payable		67	21
Long-term debt – current portion	6	847	261
Provisions and other liabilities – current portion	9, 14	161	72
Risk management and other financial liabilities	7	72	62
Liabilities associated with assets held for sale	4	23	292

		3,710	3,382
Non-current liabilities
Long-term debt	6	5,618	6,380
Provisions and other liabilities	9	745	712
Deferred tax liabilities		361	383
Income taxes payable		10	21

		10,444	10,878

Shareholders’ equity
Shareholders’ capital	10	3,255	3,238
Contributed surplus		—	56
Accumulated other comprehensive income (loss)		(60)	18
Retained earnings (deficit)		(22)	(146)

		3,173	3,166

		13,617	14,044

See accompanying notes to the interim condensed consolidated financial statements.

2	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Consolidated Statements of Income (Loss)

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
($ millions, unless otherwise stated)	Note	2025	2024	2025	2024
Sales and operating revenue	15	6,874	7,504	13,687	14,443
Expenses
Cost of purchases	15	5,847	6,533	11,695	12,555
Operating costs		385	380	767	771
Marketing, general and administrative		151	146	301	291
Acquisition, integration and other costs	13	46	46	75	76
Depreciation and amortization		220	202	422	408
Finance costs	11	93	99	192	190
Foreign exchange (gain) loss	7	(16)	7	(19)	15
(Gain) loss on risk management and other	7	(35)	4	24	79
Costs related to the Sunoco Transaction	1, 14	46	—	46	—
Other (gains) and losses	12	(70)	(1)	(89)	9
Share of (earnings) loss of associates and joint ventures		(4)	(2)	(10)	(7)

Earnings (loss) before income taxes		211	90	283	56

Current income tax expense (recovery)		34	37	52	21
Deferred income tax expense (recovery)		5	(17)	(5)	(30)

Net earnings (loss)		172	70	236	65

Net earnings (loss) per share ($ per share):
Basic		0.99	0.40	1.35	0.37
Diluted		0.97	0.39	1.34	0.37

Weighted average number of common shares (000’s of shares)		174,405	174,572	174,214	174,918

Weighted average number of common shares adjusted for the effects of dilution (000’s of shares)		176,541	177,491	176,037	177,733

See accompanying notes to the interim condensed consolidated financial statements.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	3

Parkland Corporation

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
($ millions)	Note	2025	2024	2025	2024
Net earnings (loss)		172	70	236	65
Other comprehensive income (loss):
Items that may be reclassified to consolidated statements of income (loss) in subsequent periods:
Exchange differences on translation of foreign operations		(196)	65	(218)	173
Exchange differences on USD-denominated debt designated as a hedge of the net investment in foreign operations (“Net Investment Hedge”), net of tax	7	131	(43)	139	(135)
Changes in the fair value of cash flow hedges, net of tax	7	(43)	(1)	(42)	(6)
Hedging (gains) losses reclassified to the consolidated statements of income (loss)	7	39	1	41	6
Items that will not be reclassified to consolidated statements of income (loss) in subsequent periods:
Remeasurements on employee benefit plans		—	—	2	—

Other comprehensive income (loss)		(69)	22	(78)	38

Total comprehensive income (loss)		103	92	158	103

See accompanying notes to the interim condensed consolidated financial statements.

4	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

($ millions)	Note	Shareholders’ capital	Contributed surplus	Accumulated other comprehensive income (loss)	Equity reserve	Retained earnings (deficit)	Total shareholders’ equity
As at January 1, 2025		3,238	56	18	—	(146)	3,166
Net earnings (loss)		—	—	—	—	236	236
Other comprehensive income (loss)		—	—	(78)	—	—	(78)
Dividends		—	—	—	—	(126)	(126)
Share incentive compensation		—	14	—	—	—	14
Shares issued under share option plan	10	5	(1)	—	—	—	4
Shares issued on vesting of performance share units	10	12	(21)	—	—	—	(9)
Transfer of unused contributions		—	(14)	—	—	14	—
Acceleration of vesting related to the Sunoco Transaction	14	—	37	—	—	—	37
Transfer to liability on modification to cash-settled	14	—	(71)	—	—	—	(71)

As at June 30, 2025		3,255	—	(60)	—	(22)	3,173

As at January 1, 2024		3,257	90	(69)	(106)	9	3,181
Net earnings (loss)		—	—	—	—	65	65
Other comprehensive income (loss)		—	—	38	—	—	38
Dividends		—	—	—	—	(122)	(122)
Change in liability for share purchase obligation		—	—	—	73	—	73
Shares repurchased through normal-course issuer bid (“NCIB”)		(47)	—	—	—	(64)	(111)
Share incentive compensation		—	12	—	—	—	12
Shares issued under share option plan		17	(2)	—	—	—	15
Shares issued on vesting of performance share units		11	(24)	—	—	—	(13)
Transfer of unused contributions		—	(33)	—	—	33	—

As at June 30, 2024		3,238	43	(31)	(33)	(79)	3,138

See accompanying notes to the interim condensed consolidated financial statements.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	5

Parkland Corporation

Consolidated Statements of Cash Flows

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
($ millions)	Note	2025	2024	2025	2024
Operating activities
Net earnings (loss)		172	70	236	65
Adjustments for:
Depreciation and amortization		220	202	422	408
Interest on leases and long-term debt	11	83	88	172	173
Share incentive compensation	14	44	8	52	14
Change in other assets and other liabilities		7	(3)	6	(31)
Change in fair value of Redemption Options	12	(55)	11	(76)	24
Deferred income tax expense (recovery)		5	(17)	(5)	(30)
Share of net (earnings) loss of associates and joint ventures		(4)	(2)	(10)	(7)
Other operating activities	3	(57)	59	(43)	72
Net change in non-cash working capital related to operating activities	3	87	34	34	(21)

Cash generated from (used in) operating activities		502	450	788	667

Investing activities
Investment in associates and joint ventures		—	(17)	—	(17)
Dividends received from investments in associates and joint ventures		6	8	11	10
Additions to property, plant and equipment and intangible assets		(125)	(94)	(229)	(183)
Change in long-term receivables and other assets	5	(7)	(1)	(9)	(4)
Proceeds on asset disposals		5	2	13	4
Net change in non-cash working capital related to investing activities	3	(7)	—	4	(5)

Cash generated from (used in) investing activities		(128)	(102)	(210)	(195)

Financing activities
Net proceeds from (repayments of) the Credit Facility	6	(75)	(158)	(76)	(19)
Long-term debt (repayments) proceeds, excluding the Credit Facility and non-recourse debt	6	—	(1)	—	(1)
Net proceeds (repayments) from non-recourse debt		23	12	24	15
Interest paid on long-term debt and leases	11	(92)	(107)	(174)	(173)
Payments on principal amount on leases		(74)	(64)	(151)	(135)
Dividends paid to shareholders		(63)	(61)	(124)	(121)
Shares repurchased through normal-course issuer bid	10	—	(30)	—	(109)
Shares issued for cash, net of costs and taxes	10	1	(3)	(5)	2

Cash generated from (used in) financing activities		(280)	(412)	(506)	(541)

Increase (decrease) in cash and cash equivalents		94	(64)	72	(69)
Impact of foreign currency translation on cash		(17)	7	(18)	18
Cash and cash equivalents reclassified from (to) assets held for sale	4	—	(20)	—	(20)
Cash and cash equivalents at beginning of period		362	393	385	387

Cash and cash equivalents at end of period		439	316	439	316

Supplementary cash flow information:
Income taxes refunded (paid)		(19)	(16)	4	(28)

See accompanying notes to the interim condensed consolidated financial statements.

6	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

1.	CORPORATE INFORMATION

Parkland is a leading international fuel distributor, marketer, and convenience retailer with safe and reliable operations in 26 countries across the Americas. Our retail network meets the fuel and convenience needs of everyday consumers. Our commercial operations provide businesses with fuel to operate, complete projects and better serve their customers. In addition to meeting our customers’ needs for essential fuels, Parkland provides a range of choices to help them lower their environmental impact, including manufacturing and blending renewable fuels, ultra-fast EV charging, a variety of solutions for carbon credits and renewables, and solar power. With approximately 4,000 retail and commercial locations across Canada, the United States and the Caribbean region, we have developed supply, distribution and trading capabilities to accelerate growth and business performance. Parkland is governed by the Business Corporations Act (Alberta) in Canada, and its corporate office is located at Suite 1800, 240 4 Ave SW, Calgary, Alberta, T2P 4H4, Canada. The interim condensed consolidated financial statements include the results of Parkland and its subsidiaries together with its interest in investments in associates and joint arrangements as at June 30, 2025.

Sunoco LP acquisition of Parkland

On May 5, 2025, Parkland and Sunoco LP (NYSE: SUN) (“Sunoco” or the “Partnership”) announced that they have entered into a definitive agreement (the “Agreement”) whereby Sunoco will indirectly acquire all outstanding shares of Parkland in a cash and equity transaction valued at approximately $12.5 billion, including assumed debt (the “Transaction” or the “Sunoco Transaction”). The proposed Transaction will be effected pursuant to a plan of arrangement under the Business Corporations Act (Alberta). As part of the Transaction, Sunoco intends to list on the New York Stock Exchange a Delaware limited liability company named SunocoCorp LLC (“SunocoCorp”). SunocoCorp will hold limited partnership units of Sunoco that have similar attributes to Sunoco’s publicly-traded common units on the basis of one Sunoco common unit for each outstanding SunocoCorp unit. Under the terms of the Agreement, Parkland shareholders will receive 0.295 SunocoCorp units and $19.80 for each Parkland share. Parkland shareholders can elect, in the alternative, to receive $44.00 per Parkland share in cash or 0.536 SunocoCorp units for each Parkland share, subject to pro-rations, cash and unit maximums, and adjustments as more particularly set out in the Agreement.

The Agreement imposes restrictions on Parkland prior to closing, including, without limitation, with respect to incurring capital expenditure or indebtedness or completing acquisitions and dispositions, in each case, above certain thresholds without prior written consent from Sunoco.

The Transaction was approved by Parkland’s shareholders on June 24, 2025, and is expected to close in the fourth quarter of 2025 upon the satisfaction of customary closing conditions, including regulatory approvals and stock exchange listing approvals.

2.	SUMMARY OF MATERIAL ACCOUNTING POLICIES

(a)	Basis of preparation and statement of compliance

Parkland’s interim condensed consolidated financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34 - Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). The interim condensed consolidated financial statements were prepared following the same accounting policies and methods of computation as the annual consolidated financial statements for the year ended December 31, 2024 (the “Annual Consolidated Financial Statements”) except for the changes and additions as per notes 2(d), 2(e) and 2(f) below and the recognition of income tax expense, which is based on an estimate of the weighted average effective annual income tax rate applied to the year-to-date earnings.

The interim condensed consolidated financial statements do not contain certain notes and disclosures normally included in the Annual Consolidated Financial Statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the Annual Consolidated Financial Statements.

These interim condensed consolidated financial statements were approved for issue by the Board of Directors on August 5, 2025.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	7

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(b)	Presentation and functional currency

The interim condensed consolidated financial statements are presented in Canadian dollars, which is Parkland’s functional currency. The functional currency of each of Parkland’s individual entities is based on the currency that reflects the primary economic environment in which it operates.

(c)	Use of estimates and judgments

The preparation of Parkland’s financial statements requires management to make estimates and judgments that affect the reported amounts of revenue, expenses, assets, liabilities, and accompanying disclosures. Accordingly, actual results may differ from estimated amounts as future confirming events occur. Significant estimates and judgments used in the preparation of the interim condensed consolidated financial statements are described in the Annual Consolidated Financial Statements.

(d)	Changes in presentation

Certain shared costs for the comparative period related to marketing, general and administrative costs, were re-allocated to the remaining segments from corporate to conform to the current period allocation, which uses a more comprehensive and streamlined allocation of costs using the benefits received model and better aligns these costs to the relevant operating segments. Refer to note 15(a) for further details.

(e)	Accounting policies

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Annual Consolidated Financial Statements, except for the addition of following related to the modification of equity-settled share option plan, performance share units (“PSU”), and restricted share units (“RSU”) as a result of the Sunoco Transaction:

When the terms of an equity-settled award are modified, the minimum expense recognised is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. The fair value, measured as at the date of modification, is recognised as an expense with a corresponding increase to contributed surplus, for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. The expense related to the grant date and incremental fair value is recognized over the revised vesting period of the award, with a cumulative adjustment to the expense based on the revised vesting period on the date of modification.

When the terms of equity-settled share option, PSU, and RSU are modified to a cash-settled award, the fair value of the award on the modification date is transferred from contributed surplus reserve within equity to a liability within ‘provisions and other liabilities.

(f)	Amended standards adopted by Parkland

Parkland has adopted the following accounting amendment effective for the annual periods beginning January 1, 2025. The adoption of these amendments did not have a material impact on the interim condensed consolidated financial statements.

Amendments to IAS 21 - The Effects of Changes in Foreign Exchange Rates (“IAS 21”), issued in 2023, address the lack of exchangeability of illiquid currencies and specify how an entity determines the exchange rate when a currency is not readily exchangeable at the measurement date, as well as additional required disclosures. This amendment has been applied retrospectively.

8	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

3.	SUPPLEMENTAL CASH FLOW INFORMATION

(a)	Net change in non-cash working capital related to operating activities

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Accounts receivable	79	20	14	(13)
Inventories	91	82	(46)	(3)
Prepaid expenses and other	(38)	(37)	(46)	(43)
Accounts payable and accrued liabilities	(168)	22	(21)	42
Income taxes payable	11	22	36	7
Income taxes receivable	4	(1)	20	(14)
Deferred revenue	7	6	7	3
Risk management and other	101	(80)	70	—

Net cash inflow (outflow) from changes in non-cash working capital related to operating activities	87	34	34	(21)

(b)	Net change in non-cash working capital related to investing activities

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Accounts payable and accrued liabilities	(7)	—	4	(5)

Net cash inflow (outflow) from changes in non-cash working capital related to investing activities	(7)	—	4	(5)

Cash held in margin and project financing current accounts as at June 30, 2025 amounted to $128 (June 30, 2024 - $63).

(c)	Other operating activities

		Three months ended June 30,		Six months ended June 30,
	Note	2025	2024	2025	2024
(Gain) loss on risk management and other - unrealized		(51)	56	(48)	59
Provision and other liabilities		—	—	(1)	—
(Gain) loss on disposal of assets	12	(3)	(1)	(2)	(3)
Other items		(3)	4	8	16

		(57)	59	(43)	72

4.	ASSETS AND LIABILITIES CLASSIFIED AS HELD FOR SALE

As part of Parkland’s portfolio optimization strategy, management committed to a plan to sell certain assets within the Canada and USA segments. Accordingly, these assets and associated liabilities are presented as held for sale.

The assets and associated liabilities include retail and commercial businesses (cardlock facilities, bulk storage plants and warehouses) located across Canada and the United States. The assets and liabilities classified as held for sale are presented below. Parkland measured its non-current assets classified as held for sale at the lower of the carrying amount and fair value less costs to sell.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	9

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

	Note	June 30, 2025	December 31, 2024
Assets classified as held for sale:
Accounts receivable		25	89
Inventories		8	38
Property, plant and equipment		62	578
Intangible assets		—	36
Goodwill(1)		18	92
Deferred tax asset		2	9

Total assets classified as held for sale		115	842

Liabilities directly associated with assets classified as held for sale:
Accounts payable		1	47
Long-term debt(2)	6	2	141
Provisions and other liabilities	9	20	79
Deferred tax liabilities		—	25

Total liabilities associated with assets held for sale		23	292

(1)	Goodwill has been allocated to the disposal groups on a relative fair value basis.
(2)	Long-term debt primarily includes lease obligations.

As at June 30, 2025, certain assets and associated liabilities, including certain retail sites within the Canada segment and our retail and commercial business in Florida within the USA segment, that were classified as held for sale at December 31, 2024, no longer met the asset-held-for-sale recognition criteria, due to a change in Parkland’s portfolio optimization strategy resulting from the Agreement with Sunoco (see Note 1). As a result, these were reclassified to their respective assets and liabilities on the consolidated balance sheets. This reclassification did not result in a material impact on the consolidated net earnings (loss) for the three and six months ended June 30, 2025.

As at June 30, 2025, the percentage of net assets attributable to Canada and USA segments is 76% and 24%, respectively, (December 31, 2024 - 28% and 72%).

5.	OTHER LONG-TERM ASSETS

	Note	June 30, 2025	December 31, 2024
Redemption Options(1)	7	125	51
Deferred customer incentives		83	75
Long-term prepaid expenses, deposits, other assets and receivables		88	107
Note receivable		100	100

		396	333

(1)	Represents the fair value of optional redemption features that allow Parkland to redeem the Senior Notes prior to maturity at a premium.

10	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

6.	LONG-TERM DEBT

	June 30, 2025	December 31, 2024
Credit Facility	123	198
Unamortized deferred financing costs	(1)	(2)

	122	196
Senior Notes:
3.875% Senior Notes, due 2026	600	600
5.875% US$500 Senior Notes, due 2027	684	718
6.00% Senior Notes, due 2028	400	400
4.375% Senior Notes, due 2029	600	600
4.50% US$800 Senior Notes, due 2029	1,095	1,148
4.625% US$800 Senior Notes, due 2030	1,095	1,148
6.625% US$500 Senior Notes, due 2032	684	718
Unamortized premium: Redemption Options	48	55
Unamortized discount: deferred financing costs	(29)	(34)

	5,177	5,353
Non-recourse debt(2)	55	30
Other notes and borrowings	7	8

Total Credit Facility, Senior Notes, Other notes and borrowings	5,361	5,587
Lease obligations(1)	1,104	1,054

Total long-term debt	6,465	6,641
Less: current portion of Senior Notes(3)	(599)	—
Less: current portion of Lease obligations	(248)	(261)

Long-term debt	5,618	6,380

(1)

Parkland has included extension options in the calculation of the lease obligations in limited circumstances where it has the right to extend a lease term at its discretion and is reasonably certain to exercise the extension option.

(2)

For the three and six months ended June 30, 2025, $23 and $24 (June 30, 2024 - $12 and $15) were drawn on the non-recourse debt, respectively. As at June 30, 2025, the balance is comprised of $54 drawn to-date (December 31, 2024 - $30), less deferred government grant of $1 (December 31, 2024 - $1), plus accrued interest of $2 (December 31, 2024 - $1).

(3)	Includes the balance of the 3.875% Senior Notes, due 2026, net of unamortized premium and discount.

As at June 30, 2025, Parkland issued $64 million (December 31, 2024 - $74 million) of letters of credit to provide guarantees on behalf of its subsidiaries in the ordinary course of business, which are not recognized in the interim condensed consolidated financial statements. Maturity dates for these guarantees vary and are up to and including March 31, 2035.

On June 20, 2025, Parkland executed supplemental indentures to the Senior Notes (excluding the 3.875% Senior Notes due 2026) to eliminate Parkland’s potential obligation to make a change of control offer as a result of the Sunoco Transaction and to amend the definition of change of control to include Sunoco and its affiliates as qualified owners of Parkland.

7.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT ACTIVITIES

Parkland’s financial instruments consist of cash and cash equivalents, accounts receivable, certain portions of other long-term assets, risk management and other financial assets and liabilities, certain portions of prepaid expenses and other, accounts payable and accrued liabilities, dividends declared and payable, long-term debt, and certain portions of provisions and other liabilities.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	11

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(a)	Fair value measurement hierarchy

The fair value hierarchy table for Parkland’s financial assets and liabilities is as follows:

		Fair value as at June 30, 2025
	Note	Quoted prices in active market (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Commodities swaps, forwards and futures contracts		—	1	—	1
Emission credit forward and option contracts(1)		—	13	—	13
Currency forward exchange contracts(2)		—	1	—	1

Risk management and other financial assets		—	15	—	15

Commodities swaps, forwards and futures contracts		—	(43)	—	(43)
Currency forward exchange contracts(2)		—	(16)	—	(16)
Emission credit forward and option contracts(1)		—	(13)	—	(13)

Risk management and other financial liabilities		—	(72)	—	(72)

Other items included in other long-term assets:
Redemption Options	5	—	125	—	125

Other items included in other long-term assets		—	125	—	125

		Fair value as at December 31, 2024
	Note	Quoted prices in active market (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Emission credit forward and option contracts(1)		—	44	—	44
Currency forward exchange contracts(2)		—	24	—	24

Risk management and other financial assets		—	68	—	68

Commodities swaps, forwards and futures contracts		—	(4)	—	(4)
Emission credit forward and option contracts(1)		—	(58)	—	(58)

Risk management and other financial liabilities		—	(62)	—	(62)

Redemption Options	5	—	51	—	51

Other items included in other long-term assets		—	51	—	51

(1)

Unrealized losses (gains) on emission credits forward contracts, option contracts, emission credits and allowances held for trading recognized within inventory, and the related emission obligations are realized when the contracts are settled, credits and allowances are purchased or sold, and the related obligations are settled. As at June 30, 2025, an unrealized loss of $7 (December 31, 2024: loss of $27) representing the fair value adjustment was included in emission credits and allowances held for trading within inventory with a fair value of $102 (December 31, 2024: $125) classified as level 2 in the fair value hierarchy.

(2)

The balance includes net risk management liability amounting to $15 as at June 30, 2025 (December 31, 2024 - $23 asset) in relation to the cash flow hedges. Refer to Note 7(d) for additional details of the cash flow hedges.

There were no changes in the nature, characteristics and risks of commodities swaps, forwards and futures contracts, currency forward exchange contracts, cross-currency and interest rate swap contracts, emission credit forward and option contracts, and Redemption Options that can result in change in class of financial assets and financial liabilities disclosed above. There were no transfers between fair value measurement hierarchy levels during the six months ended June 30, 2025.

(b)	Other financial instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and dividends declared and payable approximate their fair values as at June 30, 2025 and December 31, 2024, due to the short-term nature of these instruments. The carrying value of the note receivable carried at amortized cost approximates its fair value, as the interest rate on the note receivable approximates the market rate of interest over the term of four years. The Senior Notes had a carrying value of $5,177 and an estimated fair value of $5,068 as at June 30, 2025 (December 31, 2024 – $5,353 and $5,115, respectively), determined by discounting future cash flows using discount rates ranging from 5.1% to 6.3% (December 31, 2024 - 5.5% to 6.9%), representing the rates available to Parkland for loans with similar terms, conditions and maturity dates. Estimated fair value of Senior Notes is classified as level 2 in the fair value hierarchy.

12	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(c)	Net Investment Hedge

Parkland has designated certain USD-denominated debt and payable balances as a net investment hedge. During the three and six months ended June 30, 2025, Parkland recognized a foreign exchange gain, net of tax, of $131 and $139 respectively (2024 - loss, net of tax, of $43 and $135) on these balances, representing the effective portion of the hedge in other comprehensive income (loss), offsetting exchange differences on translation of foreign operations. As at June 30, 2025, the US$2,100 of USD-denominated long-term debt was designated as the net investment hedge (December 31, 2024 - US$2,179).

(d)	Cash Flow Hedges

To mitigate foreign exchange risk arising on revaluation of certain USD-denominated receivable and payable balances, Parkland enters into foreign currency forward contracts to buy and sell a fixed amount of US dollars for a fixed amount of Canadian dollars at a future date. These balances and the related foreign currency forwards are designated as a cash flow hedge.

As at June 30, 2025, Parkland had forward contracts to buy and sell US$250 and US$45 (December 31, 2024 - US$87 and nil) at the weighted average forward rate of CAD$1.37 per US dollar, maturing in August 2025 (December 31, 2024 - CAD $1.41 per US dollar and nil, maturing in January 2025). For the three and six months ended June 30, 2025, a revaluation loss of $9 and $10 (2024 - loss of $1 and $6) was recognized in other comprehensive income for the cash flow hedge and a total of $9 and $10 (2024 -$1 and $6) was reclassified from the accumulated other comprehensive income to consolidated statements of income (loss).

Parkland has entered into a three-year currency swap in relation to the issuance of the 2024 Senior Notes. The spot element of the cross-currency swap was designated in a cash flow hedge relationship to hedge the variability of the interest and principal cash flows of the 2024 Senior Notes. As at June 30, 2025, the fair value of the swap was a liability of $15 (December 31, 2024 - $21 asset). For the three and six months ended June 30, 2025, a revaluation loss of $34 and $32 on the hedging instrument (2024 - nil and nil) was recognized in other comprehensive income and a total loss of $30 and $31, respectively (2024 - nil and nil) was reclassified to consolidated statements of income (loss). As at June 30, 2025, the balance recognized in the cash flow hedge reserve on this hedge was a loss of $13 (December 31, 2024 - loss of $12).

(e)	Fair value measurement

Parkland used the following techniques to value financial instruments categorized in Level 2:

•	fair values of the outstanding heating oil, gasoline and refined products put and call option contracts are determined using external counterparty information, which is compared to observable data;

•

fair values of commodities forward contracts, futures contracts, emission credits and allowances inventory, forward and option contracts, currency forward exchange contracts, cross-currency and interest rate swap contracts are determined using independent price publications, third-party pricing services, market exchanges and investment dealer quotes;

•

fair values of the Redemption Options are determined using a valuation model based on inputs from observable market data, including independent price publications, third-party pricing services, and market exchanges.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	13

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

8.	CAPITAL MANAGEMENT

Parkland’s capital structure comprises long-term debt (including the current portion) and shareholders’ capital, less cash and cash equivalents. Parkland’s objective when managing its capital structure is to maintain financial flexibility and availability of capital to finance internally generated growth and maintenance, pay dividends, and consider other growth and shareholder returns options. The transitory impacts of the Sunoco Transactions on Parkland’s objectives when managing its capital structure are outlined in Note 1.

(a)	Leverage Ratio

Parkland’s primary capital management measure is the Leverage Ratio, which is used internally by key management personnel to monitor Parkland’s overall financial strength, capital structure flexibility, ability to service debt and meet current and future commitments. In order to manage its financing requirements, Parkland may (i) adjust its plan for capital spending, dividends paid to shareholders, and share repurchases, or (ii) issue new shares or new debt. The Leverage Ratio does not have any standardized meaning prescribed under IFRS Accounting Standards. It is, therefore, unlikely to be comparable to similar measures presented by other companies. The detailed calculation of the Leverage Ratio is as follows:

		June 30, 2025	December 31, 2024
Leverage Debt		4,979	5,268
Leverage EBITDA		1,468	1,481
Leverage Ratio		3.4	3.6

	Note	June 30, 2025	December 31, 2024
Senior Funded Debt:
Long-term debt	6	6,465	6,641
Less:
Lease obligations	6	(1,104)	(1,054)
Cash and cash equivalents		(439)	(385)
Non-recourse debt(1)	6	(55)	(30)
Risk management liability (asset)(2)		1	(30)
Add:
Non-recourse cash(1)		35	31
Letters of credit and others		76	95

Leverage Debt		4,979	5,268

		Three months ended				Trailing twelve months ended
	Note	Sept 30, 2024	Dec 31, 2024	Mar 31, 2025	June 30, 2025	June 30, 2025	December 31, 2024
Adjusted EBITDA	15	431	428	375	508	1,742	1,690
Share incentive compensation		6	11	8	7	32	31
Reverse: IFRS 16 impact(3)		(84)	(91)	(93)	(90)	(358)	(338)

		353	348	290	425	1,416	1,383

Acquisition pro-forma adjustment(4)						6	11
Other adjustments(5)						46	87

Leverage EBITDA						1,468	1,481

(1)	Represents Non-recourse debt and Non-recourse cash balance related to project financing (see Note 6).

(2)

Represents the risk management asset/liability associated with the spot element of the cross-currency swap designated in a cash flow hedge relationship to hedge the variability of principal cash flows of the 2024 Senior Notes resulting from changes in the spot exchange rates (see Note 7).

(3)	Includes the impact of operating leases prior to the adoption of IFRS 16, previously recognized under operating costs, which aligns with management’s view of the impact of earnings.

(4)	Includes the impact of pro-forma pre-acquisition EBITDA estimates based on anticipated benefits, costs and synergies from acquisitions.

(5)

Includes adjustments to normalize Adjusted EBITDA for non-recurring events relating to the completion of turnarounds, unplanned shutdown resulting from extreme cold weather events, and the EBITDA attributable to EV charging operations financed through non-recourse project financing.

14	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(b)	Credit Facility covenants

Parkland is required under the terms of its Credit Facility to comply with certain financial covenants consisting of (i) Senior Funded Debt to Credit Facility EBITDA ratio, (ii) Total Funded Debt to Credit Facility EBITDA ratio, and (iii) Interest coverage ratio (calculated as a ratio of Credit Facility EBITDA to Interest Expense) for each quarterly reporting period. The Credit Facility EBITDA, Senior Funded Debt and Interest Expense are defined under the terms of the Credit Facility and do not have any standardized meaning prescribed under IFRS Accounting Standards. They are, therefore, unlikely to be comparable to similar measures presented by other companies. Parkland was in compliance with all Credit Facility covenants throughout the six months ended June 30, 2025, and expects to remain in compliance over the next year.

9.	PROVISIONS AND OTHER LIABILITIES

	June 30, 2025	December 31, 2024
Asset retirement obligations - current (a)	13	5
Environmental provision - current (b)	2	2
Deferred revenue	33	25
Short-term deposits, provisions and other	34	40
Share-based compensation liability (1)	79	—

Provisions and other liabilities - current	161	72
Asset retirement obligations - non-current (a)	559	519
Environmental provision - non-current (b)	101	109
Employee benefits and other	25	26
Long-term deposits, provisions and other	60	58

Provisions and other liabilities - non-current	745	712

(1)

Includes $8 (December 31, 2024 - nil) related to DSUs and $71 (December 31, 2024 - nil) related to PSUs, RSUs and share options. to be cash-settled on the closing of the Sunoco Transaction (also see Note 14).

(a)	Asset retirement obligations

	January 1, 2025 to June 30, 2025	January 1, 2024 to December 31, 2024
Asset retirement obligations, beginning of period	524	594
Additional provisions and changes in retirement cost estimates	17	21
Change due to passage of time, discount rate and inflation rate	(13)	(30)
Obligations settled or transferred during the period	(6)	(13)
Change due to foreign exchange	(9)	17
Reclassification from (to) liabilities associated with assets classified as held for sale	59	(65)

Asset retirement obligations, end of period	572	524

Current	13	5
Non-current	559	519

Asset retirement obligations, end of period	572	524

As at June 30, 2025, the inflation rate used to determine the value of future asset retirement costs ranged from 2.97% to 3.62% (December 31, 2024 - 2.97% to 3.24%), and the discount rate used to determine the present value of the future asset retirement costs ranged from 5.42% to 6.51% (December 31, 2024 - 4.98% to 6.38%). The total undiscounted estimated future cash flows required to settle Parkland’s asset retirement obligations (including certain obligations related to liabilities previously held for sale - see Note 4) were $1,199 as at June 30, 2025 (December 31, 2024 - $1,086). These costs are expected to be paid up to the year 2073 (December 31, 2024 - 2073).

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	15

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(b)	Environmental provision

	January 1, 2025 to June 30, 2025	January 1, 2024 to December 31, 2024
Environmental provision, beginning of period	111	126
Additional provision made in the period	1	8
Change due to passage of time, discount rate and inflation rate	(5)	(24)
Obligations settled or transferred during the period	(1)	(4)
Change due to foreign exchange	(3)	5

Environmental provision, end of period	103	111

Current	2	2
Non-current	101	109

Environmental provision, end of period	103	111

As at June 30, 2025, the inflation rate used to determine the value of future costs related to environmental activities ranged from 2.97% to 3.62% (December 31, 2024 - 2.97% to 3.24%), and the discount rates used to determine the present value of the future costs related to environmental activities ranged from 5.42% to 6.51% (December 31, 2024 - 4.98% to 6.38%). The total undiscounted estimated future cash flows required to settle Parkland’s environmental provision obligations were $701 as at June 30, 2025 (December 31, 2024 - $689). The amount and timing of settlement with respect to environmental provision are uncertain and dependent on various factors, including regulatory requirements.

10.	SHAREHOLDERS’ CAPITAL

Authorized capital of Parkland consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series without par value. There are no preferred shares outstanding. Changes to shareholders’ capital were as follows:

	January 1, 2025 to June 30, 2025		January 1, 2024 to December 31, 2024
	Number of common shares (000’s)	Amount ($ millions)	Number of common shares (000’s)	Amount ($ millions)
Shareholders’ capital, beginning of period	173,931	3,238	175,781	3,257
Issued under share option plan	123	5	630	23
Issued on vesting of performance share units	374	12	429	12
Shares repurchased through NCIB	—	—	(2,909)	(54)

Shareholders’ capital, end of period	174,428	3,255	173,931	3,238

During the three and six months ended June 30, 2025, Parkland purchased and cancelled nil common shares (2024 - 708,600 and 2,526,088, respectively) for a total of nil (2024 - $29 and $111, respectively) under the NCIB.

11.	FINANCE COSTS

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Interest on long-term debt	67	72	139	142
Interest on leases	16	16	33	31
Amortization, accretion and other finance costs	10	11	20	17

	93	99	192	190

16	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

12.	OTHER (GAINS) AND LOSSES

		Three months ended June 30,		Six months ended June 30,
	Note	2025	2024	2025	2024
(Gain) loss on disposal of assets		(3)	(1)	(2)	(3)
Change in fair value of Redemption Options(1)	7	(55)	11	(76)	24
Change in estimates of environmental provision	9	(8)	(12)	(4)	(16)
Other income		(3)	(3)	(7)	(5)
Other		(1)	4	—	9

		(70)	(1)	(89)	9

(1)	Represents the (gain)loss on changes in fair value of optional redemption features that allow Parkland to redeem the Senior Notes prior to maturity at a premium.

13.	ACQUISITION, INTEGRATION AND OTHER COSTS

Acquisition, integration and other costs for the three and six months ended June 30, 2025, primarily include the Implementation of enterprise-wide systems of $20 and $40 (2024 - $17 and $29), respectively, the restructuring activities related to outsourcing, transformation and cost efficiency initiatives of $13 and $24 (2024 - $17 and $20), respectively, the legal and strategic review costs of $9 and $11 (2024 - $2 and $3), respectively, and the settlement of certain items related to past acquisitions of nil and $(6) (2024 - $4 and $9), respectively and other costs of $4 and $6 (2024 - $6 and $15), respectively.

14.	SUNOCO TRANSACTION COSTS

For the three and six months ended June 30, 2025, Parkland recognized $46 (2024 - nil) as costs in relation to the Sunoco Transaction. These costs include $37, related to the acceleration of the vesting period associated with the share options, performance share units (“PSU”), and restricted share units (“RSU”) (collectively, “share units and options”) to the expected close of the Sunoco Transaction in the fourth quarter of 2025 . The share units and options were also modified to be cash-settled upon vesting on the transaction close date, and the modification resulted in a transfer of reserve from contributed surplus to provisions and other liabilities of $71 as at June 30, 2025 (December 31, 2024 - nil).

Transaction costs also include legal and other professional fees of $9 (2024 - nil), for the three and six months ended June 30, 2025. Financial advisor fees and other transaction related costs due on closing of the Transaction have not been accrued as part of the current costs, as these are contingent on transaction closing and will be recorded as part of Costs related to the Sunoco Transaction.

15.	SEGMENT AND OTHER INFORMATION

(a)	Operating segments

Parkland’s reportable operating segments are differentiated by the nature of their products, services, and geographic boundaries. Parkland also reports activities not directly attributable to an operating segment under Corporate. No operating segments have been aggregated into reportable segments. The basis of segmentation remains consistent with that disclosed in the Annual Consolidated Financial Statements.

General information

Parkland’s chief operating decision maker (“CODM”) uses adjusted earnings (loss) before interest, tax, depreciation and amortization (“Adjusted EBITDA”), as a measure of segment profit under IFRS 8. In addition to the items disclosed in the Annual Consolidated Financial Statements. Adjusted EBITDA excludes Costs related to the Sunoco Transaction, as these costs are not indicative of the underlying core operating performance of business segment activities at an operational level and are not reviewed as part of the segment information by the CODM.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	17

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

Segment information	Canada		International		USA		Refining		Corporate		Intersegment eliminations		Consolidated
For the three months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume	3,269	3,139	1,692	1,713	1,132	1,114	632	425	—	—	—	—	6,725	6,391
Internal fuel and petroleum product volume(1)	126	148	—	—	6	38	803	698	—	—	(935)	(884)	—	—

Total fuel and petroleum product volume (million litres)	3,395	3,287	1,692	1,713	1,138	1,152	1,435	1,123	—	—	(935)	(884)	6,725	6,391

Sales and operating revenue(2)
Revenue from external customers	3,379	3,675	1,859	2,129	1,250	1,385	386	315	—	—	—	—	6,874	7,504
Inter-segment revenue(1)	120	134	—	—	8	41	823	822	4	3	(955)	(1,000)	—	—

Total sales and operating revenue	3,499	3,809	1,859	2,129	1,258	1,426	1,209	1,137	4	3	(955)	(1,000)	6,874	7,504
Cost of purchases	3,075	3,393	1,610	1,913	1,112	1,266	998	956	1	—	(949)	(995)	5,847	6,533
Adjusted gross margin
Fuel and petroleum product adjusted gross margin, before the following:	330	324	217	184	82	90	211	181	—	—	—	—	840	779
Gain (loss) on risk management and other - realized	9	(4)	(25)	44	(3)	1	3	10	—	1	—	—	(16)	52
Gain (loss) on foreign exchange - realized	6	(1)	5	(1)	—	—	(3)	(1)	4	(2)	—	—	12	(5)
Other adjusting items to adjusted gross margin(3)	(9)	—	19	1	2	—	—	—	(4)	1	—	—	8	2

Fuel and petroleum product adjusted gross margin	336	319	216	228	81	91	211	190	—	—	—	—	844	828
Food, convenience and other adjusted gross margin	94	92	32	32	64	70	—	—	3	3	(6)	(5)	187	192

Total adjusted gross margin	430	411	248	260	145	161	211	190	3	3	(6)	(5)	1,031	1,020
Operating costs	174	178	59	54	86	85	69	65	—	—	(3)	(2)	385	380
Marketing, general and administrative(6)	66	66	34	32	33	30	6	6	15	15	(3)	(3)	151	146
Share in (earnings) loss of associates and joint ventures	—	—	(4)	(2)	—	—	—	—	—	—	—	—	(4)	(2)
(Gain) loss on foreign exchange - realized(4)	—	—	—	—	—	—	—	—	—	(2)	—	—	—	(2)
Other adjusting items to Adjusted EBITDA(5)	—	(1)	(9)	(4)	—	(1)	—	—	—	—	—	—	(9)	(6)

Adjusted EBITDA	190	168	168	180	26	47	136	119	(12)	(10)	—	—	508	504

Reconciliation to net earnings (loss)
Adjusted EBITDA													508	504
Acquisition, integration and other costs													46	46
Depreciation and amortization													220	202
Finance costs													93	99
(Gain) loss on foreign exchange – unrealized													(4)	4
(Gain) loss on risk management and other – unrealized													(51)	56
Costs related to the Sunoco Transaction													46	—
Other (gains) and losses													(70)	(1)
Other adjusting items(3)(5)													17	8
Income tax expense (recovery)													39	20

Net earnings (loss)													172	70

(1)

Internal fuel and petroleum product volume and inter-segment revenue includes transactions executed by Parkland where two Parkland group entities facilitate fuel and petroleum product exchange with the same third party. These exchange transactions are netted on consolidation.

(2)	See sections (c) and (d) for further details on sales and operating revenue.
(3)

Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $19 loss for International (2024 - $1 loss), $9 gain for Canada (2024 - nil), and $2 loss for USA (2024 - nil); adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 for Corporate (2024 - $2); adjustment to realized risk management gains of nil for Corporate, related to interest rate swaps as these gains do not relate to commodity sale and purchase transactions (2024 - $1 gain).

(4)

Includes realized foreign exchange gains of nil for Corporate (2024 - $2) on the settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.

(5)

Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $8 for International (2024 - $3); and other income of $1 for International (2024 -$1), nil for Canada (2024 - $1), and nil for USA (2024 - $1).

(6)

For comparative purposes, certain shared marketing, general and administrative costs within Corporate were reallocated to other segments as described in Note 2d. The reallocated amounts for the three months ended June 30, 2024 were: Canada ($4), International ($2), USA ($2), Refining ($2), and Corporate ($10).

18	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

	Canada		International		USA		Refining		Corporate		Intersegment eliminations		Consolidated
For the six months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume	6,498	6,162	3,429	3,410	2,133	2,211	970	894	—	—	—	—	13,030	12,677
Internal fuel and petroleum product volume(1)	237	261	—	—	9	38	1,407	1,273	—	—	(1,653)	(1,572)	—	—

Total fuel and petroleum product volume (million litres)	6,735	6,423	3,429	3,410	2,142	2,249	2,377	2,167	—	—	(1,653)	(1,572)	13,030	12,677

Sales and operating revenue(2)
Revenue from external customers	6,734	6,943	3,912	4,194	2,418	2,653	623	653	—	—	—	—	13,687	14,443
Inter-segment revenue(1)	217	248	—	—	11	43	1,507	1,487	6	5	(1,741)	(1,783)	—	—

Total sales and operating revenue	6,951	7,191	3,912	4,194	2,429	2,696	2,130	2,140	6	5	(1,741)	(1,783)	13,687	14,443
Cost of purchases	6,128	6,337	3,388	3,715	2,143	2,390	1,767	1,887	1	—	(1,732)	(1,774)	11,695	12,555
Adjusted gross margin
Fuel and petroleum product adjusted gross margin, before the following:	644	672	453	414	163	174	363	253	—	—	—	—	1,623	1,513
Gain (loss) on risk management and other - realized(6)(8)	(48)	(11)	(21)	1	(4)	—	1	(12)	—	2	—	—	(72)	(20)
Gain (loss) on foreign exchange - realized	5	(1)	3	(3)	—	—	(2)	(4)	4	(5)	—	—	10	(13)
Other adjusting items to adjusted gross margin(3)(6)	(14)	6	11	4	2	2	—	—	(4)	2	—	—	(5)	14

Fuel and petroleum product adjusted gross margin	587	666	446	416	161	176	362	237	—	(1)	—	—	1,556	1,494
Food, convenience and other adjusted gross margin	179	182	71	65	123	132	—	—	5	5	(9)	(9)	369	375

Total adjusted gross margin	766	848	517	481	284	308	362	237	5	4	(9)	(9)	1,925	1,869
Operating costs	337	362	124	107	177	168	135	139	—	—	(6)	(5)	767	771
Marketing, general and administrative(7)	129	133	70	64	65	63	12	12	28	23	(3)	(4)	301	291
Share in (earnings) loss of associates and joint ventures	—	—	(10)	(7)	—	—	—	—	—	—	—	—	(10)	(7)
(Gain) loss on foreign exchange - realized(4)	—	—	—	—	—	—	—	—	—	(5)	—	—	—	(5)
Other adjusting items to Adjusted EBITDA(5)	—	(1)	(16)	(10)	—	(1)	—	—	—	—	—	—	(16)	(12)

Adjusted EBITDA	300	354	349	327	42	78	215	86	(23)	(14)	—	—	883	831

Reconciliation to net earnings (loss)
Adjusted EBITDA													883	831
Acquisition, integration and other costs													75	76
Depreciation and amortization													422	408
Finance costs													192	190
(Gain) loss on foreign exchange - unrealized													(9)	7
(Gain) loss on risk management and other derivatives - unrealized(6)													(48)	59
Costs related to the Sunoco Transaction													46	—
Other (gains) and losses													(89)	9
Other adjusting items(3)(5)(6)													11	26
Income tax expense (recovery)													47	(9)

Net earnings (loss)													236	65

(1)

Internal fuel and petroleum product volume and inter-segment revenue includes transactions executed by Parkland where two Parkland group entities facilitate fuel and petroleum product exchange with the same third party. These exchange transactions are netted on consolidation.

(2)	See sections (c) and (d) for further details on sales and operating revenue.
(3)

Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $14 gain for Canada (2024 - $8 loss), $11 loss for International (2024 - $4 loss), and $2 loss for USA (2024 - nil); adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 for Corporate (2024 - $4); adjustment to realized risk management gains of nil for Corporate, related to interest rate swaps as these gains do not relate to commodity sale and purchase transactions (2024 - $2 gain); and other items of nil for Canada (2024 - $2 loss) and nil for USA (2024 - $2 gain).

(4)

Includes realized foreign exchange gains of nil for Corporate (2024 - $5) on the settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.

(5)

Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $13 for International (2024 - $7); and other income of $3 for International (2024 - $3), nil for Canada (2024 - $1), and nil for USA (2024 - $1).

(6)

For comparative purposes, certain amounts were reclassified between realized and unrealized gain/(loss) on risk management with no changes to Adjusted EBITDA or net earnings, to conform to the presentation used in the current period.

(7)

For comparative purposes, certain shared marketing, general and administrative costs within Corporate were reallocated to other segments as described in Note 2d. The reallocated amounts for the six months ended June 30, 2024, and the years ended December 31, 2024 and December 31, 2023, were: Canada ($9, $18 and $29 respectively), International ($4, $8 and $5 respectively), USA ($4, $8 and $6 respectively), Refining ($3, $5 and $5 respectively), and Corporate ($20, $39 and $45 respectively). The revised amounts for the years ended December 31, 2024 and December 31, 2023 were: Canada ($269 and $270, respectively), International ($131 and $120, respectively), USA ($127 and $115, respectively), Refining ($24 and $28, respectively), and Corporate ($62 and $73, respectively).

(8)

Gain (loss) on risk management and other - realized includes losses of $53 in Canada on emission credit forward and option contracts realized as a result of the commercial decision to wind down certain compliance market positions.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	19

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(b)	Property, plant, and equipment, intangible assets additions, acquisitions, and depreciation and amortization

	Canada		International		USA		Refining		Corporate		Consolidated
For the three months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Additions to property, plant and equipment and intangible assets(1)	56	24	24	16	7	5	32	40	6	9	125	94
Depreciation and amortization	78	77	71	64	42	29	24	27	5	5	220	202

	Canada		International		USA		Refining		Corporate		Consolidated
For the six months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Additions to property, plant and equipment and intangible assets(1)	94	46	45	22	14	9	67	91	9	15	229	183
Depreciation and amortization	151	154	145	130	66	57	49	55	11	12	422	408

(1)	Property, plant and equipment additions and acquisitions do not include right-of-use assets.

(c)	Geographic information

	Three months ended June 30,		Six months ended June 30,
Sales and operating revenue from external customers	2025	2024	2025	2024
Canada	3,515	3,846	6,739	7,241
United States	1,683	1,741	3,400	3,405
Other countries	1,676	1,917	3,548	3,797

	6,874	7,504	13,687	14,443

		June 30, 2025
	Canada	United States	Other countries	Consolidated
Property, plant and equipment	3,171	897	1,331	5,399
Intangible assets	777	146	170	1,093
Goodwill	1,325	538	579	2,442

	5,273	1,581	2,080	8,934

		December 31, 2024
	Canada	United States	Other countries	Consolidated
Property, plant and equipment	3,060	543	1,429	5,032
Intangible assets	810	136	206	1,152
Goodwill	1,303	514	609	2,426

	5,173	1,193	2,244	8,610

20	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

(d)	Sales and operating revenue by product

	Canada		International		USA		Refining		Consolidated
For the three months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Gasoline and diesel	2,953	3,206	1,572	1,812	1,045	1,162	19	42	5,589	6,222
Liquid petroleum gas(1)	51	72	22	25	2	2	—	—	75	99
Other fuel and petroleum products(2)	258	279	218	246	5	4	367	273	848	802

Fuel and petroleum product revenue	3,262	3,557	1,812	2,083	1,052	1,168	386	315	6,512	7,123
Food and convenience store(3)	83	82	7	7	82	91	—	—	172	180
Other retail(4)	4	3	7	7	1	1	—	—	12	11
Lubricants and other(5)	30	33	33	32	115	125	—	—	178	190

Food, convenience and other non-fuel revenue	117	118	47	46	198	217	—	—	362	381

External sales and operating revenue	3,379	3,675	1,859	2,129	1,250	1,385	386	315	6,874	7,504

	Canada		International		USA		Refining		Consolidated
For the six months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Gasoline and diesel	5,792	6,111	3,181	3,437	2,006	2,223	43	78	11,022	11,849
Liquid petroleum gas(1)	196	223	51	54	12	7	—	—	259	284
Other fuel and petroleum products(2)	517	376	578	610	11	9	580	575	1,686	1,570

Fuel and petroleum product revenue	6,505	6,710	3,810	4,101	2,029	2,239	623	653	12,967	13,703
Food and convenience store(3)	162	160	13	13	154	168	—	—	329	341
Other retail(4)	8	7	14	14	2	3	—	—	24	24
Lubricants and other(5)	59	66	75	66	233	243	—	—	367	375

Food, convenience and other non-fuel revenue	229	233	102	93	389	414	—	—	720	740

External sales and operating revenue	6,734	6,943	3,912	4,194	2,418	2,653	623	653	13,687	14,443

(1)	Liquid petroleum gas includes propane and butane.
(2)	Other fuel and petroleum products include crude oil, aviation fuel, asphalt, fuel oils, gas oils, ethanol, biodiesel and certain emission credits and allowances.
(3)

Food and convenience store revenue generated from Canada, International, and USA depends on the business model operated by each segment, and includes the sale of food and merchandise, suppliers’ rebates, royalties and license fees and rental income from retailers in the form of a percentage rent on convenience store sales.

(4)	Other retail revenue includes advertising revenue and other miscellaneous retail-related revenues.
(5)

Lubricants and other include lubricants, freight, tanks and parts installation, cylinder exchanges, other products and services, and revenue from operating leases. During the three and six months ended June 30, 2025, distribution terminals in Canada recognized revenue from operating leases of $8 and $16 (2024 - $6 and $13), respectively.

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	21

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

16.	OTHER DISCLOSURES

In addition to the reportable operating segments disclosed above, Parkland also voluntarily discloses business performance by lines of business. The basis of line of business remains consistent with those disclosed in the Annual Consolidated Financial Statements.

(a)	Lines of business

	Retail(5)		Commercial(5)		Refining		Corporate		Eliminations		Consolidated
For the three months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume(4)	2,721	2,646	3,372	3,320	632	425	—	—	—	—	6,725	6,391
Adjusted gross margin
Fuel and petroleum product adjusted gross margin(4), before the following:	379	341	257	265	211	181	—	—	(7)	(8)	840	779
Gain (loss) on risk management and other - realized	3	12	(22)	29	3	10	—	1	—	—	(16)	52
Gain (loss) on foreign exchange - realized	—	—	11	(2)	(3)	(1)	4	(2)	—	—	12	(5)
Other adjusting items to adjusted gross margin(1)	—	—	12	1	—	—	(4)	1	—	—	8	2

Fuel and petroleum product adjusted gross margin(4)	382	353	258	293	211	190	—	—	(7)	(8)	844	828
Food, convenience and other adjusted gross margin	113	119	77	77	—	—	3	3	(6)	(7)	187	192

Total adjusted gross margin(4)	495	472	335	370	211	190	3	3	(13)	(15)	1,031	1,020
Operating costs(4)	182	188	143	140	69	65	—	—	(9)	(13)	385	380
Marketing, general and administrative(4)	65	64	69	63	6	6	15	15	(4)	(2)	151	146
Share in (earnings) loss of associates and joint ventures	(4)	(3)	—	1	—	—	—	—	—	—	(4)	(2)
(Gain) loss on foreign exchange - realized(2)	—	—	—	—	—	—	—	(2)	—	—	—	(2)
Other adjusting items to Adjusted EBITDA(3)	(3)	(3)	(6)	(3)	—	—	—	—	—	—	(9)	(6)

Adjusted EBITDA(4)	255	226	129	169	136	119	(12)	(10)	—	—	508	504

(1)

Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $12 loss for Commercial (2024 - $1 loss); and adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 for Corporate (2024 - $2); and adjustment to realized risk management gains of nil for Corporate, related to interest rate swaps as these gains do not relate to commodity sale and purchase transactions (2024 - $1 gain).

(2)

Includes realized foreign exchange gains of nil for Corporate (2024 - $2) on settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.

(3)

Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $3 for Retail (2024 - $3) and $5 for Commercial (2024 - nil); and other income of $1 for Commercial (2024 - $3).

(4)

For comparative purposes, certain amounts within (i) external fuel and petroleum product volume, (ii) fuel and petroleum product adjusted gross margin, (iii) total adjusted gross margin, (iv) operating costs, (v) Marketing, general and administrative, and (vi) Adjusted EBITDA were revised to conform to the presentation used in the current period. The amount of revision for the three months ended June 30, 2024, were: Retail (58 million litres, $1, $1, $6, $11, and $16 respectively); Commercial (58 million litres, $1, $1, $6, $3, and $8 respectively); Refining (nil, nil, nil, nil, $2, and $2 respectively); and Corporate (nil, nil, nil, nil, $10, and $10 respectively).

(5)	The Adjusted EBITDA for our marketing business, which includes both the Retail and Commercial lines of business, was $384 (2024 - $395).

22	Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the three and six months ended June 30, 2025

($ millions, unless otherwise stated)

	Retail(6)		Commercial(6)		Refining		Corporate		Eliminations		Consolidated
For the six months ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume(5)	5,118	5,099	6,942	6,684	970	894	—	—	—	—	13,030	12,677

Adjusted gross margin
Fuel and petroleum product adjusted gross margin(5), before the following:	715	668	559	607	363	253	—	—	(14)	(15)	1,623	1,513
Gain (loss) on risk management and other - realized(4)	7	5	(80)	(15)	1	(12)	—	2	—	—	(72)	(20)
Gain (loss) on foreign exchange - realized	—	—	8	(4)	(2)	(4)	4	(5)	—	—	10	(13)
Other adjusting items to adjusted gross margin(1)(4)	—	—	(1)	12	—	—	(4)	2	—	—	(5)	14

Fuel and petroleum product adjusted gross margin(5)	722	673	486	600	362	237	—	(1)	(14)	(15)	1,556	1,494
Food, convenience and other adjusted gross margin	216	224	157	156	—	—	5	5	(9)	(10)	369	375

Total adjusted gross margin(5)	938	897	643	756	362	237	5	4	(23)	(25)	1,925	1,869
Operating costs(5)	360	364	291	290	135	139	—	—	(19)	(22)	767	771
Marketing, general and administrative(5)	129	125	136	134	12	12	28	23	(4)	(3)	301	291
Share in (earnings) loss of associates and joint ventures	(7)	(7)	(3)	—	—	—	—	—	—	—	(10)	(7)
(Gain) loss on foreign exchange - realized(2)	—	—	—	—	—	—	—	(5)	—	—	—	(5)
Other adjusting items to Adjusted EBITDA(3)	(8)	(7)	(8)	(5)	—	—	—	—	—	—	(16)	(12)

Adjusted EBITDA(4)(5)	464	422	227	337	215	86	(23)	(14)	—	—	883	831

(1)

Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $1 gain for Commercial (2024 - $12 loss); and adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 for Corporate (2024 - $4); and adjustment to realized risk management gains of nil for Corporate, related to interest rate swaps as these gains do not relate to commodity sale and purchase transactions (2024 - $2 gain).

(2)

Includes realized foreign exchange gains of nil for Corporate (2024 - $5) on settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.

(3)

Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $8 for Retail (2024 - $7) and $5 for Commercial (2024 - nil); and other income of $3 for Commercial (2024 - $5).

(4)

For comparative purposes, certain amounts were reclassified between realized and unrealized gain/(loss) on risk management with no changes to Adjusted EBITDA or net earnings, to conform to the presentation used in the current period.

(5)

For comparative purposes, certain amounts within (i) external fuel and petroleum product volume, (ii) fuel and petroleum product adjusted gross margin, (iii) total adjusted gross margin, (iv) operating costs, (v) Marketing, general and administrative, and (vi) Adjusted EBITDA were revised to conform to the presentation used in the current period. The amount of revision for the six months ended June 30, 2024, were: Retail (112 million litres, $2, $2, $11, $23, and $32 respectively); Commercial (112 million litres, $2, $2, $11, $6, and $15 respectively); Refining (nil, nil, nil, nil, $3, and $3 respectively); and Corporate (nil, nil, nil, nil, $20, and $20 respectively).

(6)	The Adjusted EBITDA for our marketing business, which includes both the Retail and Commercial lines of business, was $691 (2024 - $759).

Parkland Corporation | Q2 2025 Interim Condensed Consolidated Financial Statements (Unaudited)	23